CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the use of our report dated April 16, 1997 and to all references to our Firm included in or made as part of this Post-Effective Amendment No. 2.



                                                         /s/ Arthur Andersen LLP

                                                             ARTHUR ANDERSEN LLP



Cincinnati, Ohio

July 31, 1997






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